UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

Starbucks Corporation

(Exact name of registrant as specified in its charter)

Washington	000-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with new executive leadership, Starbucks Corporation (the “Company” or “Starbucks”) has decided to make a change in the general counsel position, and Rachel Gonzalez will transition from the role of executive vice president and general counsel on April 4, 2022. Ms. Gonzalez will serve in an advisory capacity to Starbucks until her departure from Starbucks effective May 20, 2022.

In connection with this transition, the Company entered into a Separation Agreement and Release with Ms. Gonzalez (the “Separation Agreement”) on March 31, 2022 (the “Effective Date”). The terms of the Separation Agreement provide (1) Ms. Gonzalez’s employment with Starbucks will end on May 20, 2022 (the “Separation Date”) and (2) from April 4, 2022 through the Separation Date, Ms. Gonzalez will remain employed as an advisor in a non-executive capacity at an annualized rate of $380,625, which represents 50% of her current base salary.

The Separation Agreement provides that Ms. Gonzalez will receive: (1) $2,283,750 in severance; (2) a prorated bonus of $470,553 for fiscal year 2022; (3) a $4,801,720 cash payment in recognition of equity grants that were scheduled to vest in 2022 after the Separation Date and in 2023; (4) an amount equivalent to the cost of COBRA continuation coverage for a period of eighteen months; and (5) $20,000 that may be used for attorneys’ fees related to the negotiation of the Separation Agreement. Under the terms of the Separation Agreement, Ms. Gonzalez will also be provided with executive outplacement services.

The payments and benefits to Ms. Gonzalez under the Separation Agreement are subject to her executing and not revoking a reaffirmation of a release of claims and other commitments and obligations. The Separation Agreement also expressly reaffirms the duties and responsibilities of Ms. Gonzalez under the Confidentiality, Non-Solicitation, Non-Competition and Inventions Agreement that she signed as a condition of her employment, except as specifically amended in the Separation Agreement.

The description of the Separation Agreement in this Item 5.02 is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement dated March 30, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: April 5, 2022

	By:	/s/ Zabrina Jenkins
Zabrina Jenkins
interim executive vice president, general counsel